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                                                                   EXHIBIT 10.28


                  AMENDMENT NUMBER ONE TO AMENDED AND RESTATED

              GENERAL PARTNERSHIP AGREEMENT OF CHILDRENS HEMOPHILIA
                       SERVICES AND RESTRICTIVE AGREEMENT

         This Agreement is made by and between HEMOPHILIA HEALTH SERVICES, INC., formerly known as HORIZON HEALTH SYSTEMS, INC. ("HHS"), CHILDRENS HOME CARE, INC. ("CHC"), and CHILDRENS HEMOPHILIA SERVICES, a California general partnership ("Partnership"), this 5th day of January, 2000.

                               W I T N E S S E T H

         WHEREAS, HHS and CHC have formed the partnership known as Childrens Hemophilia Services, said partnership being evidenced by that written Amended and Restated General Partnership Agreement of Childrens Hemophilia Services dated November 10, 1998 ("Partnership Agreement"), and

         WHEREAS, CHC, HHS and Partnership have entered into a Restrictive Agreement dated November 10, 1998 ("Restrictive Agreement"), and

         WHEREAS, HHS and CHC now desire to make certain changes and amendments to the Partnership Agreement and Restrictive Agreement as set out herein.

         NOW THEREFORE, for and in exchange of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Section 13.2 of the Partnership Agreement is amended by deleting same in its entirety and substituting in the place thereof the following Section 13.2:

                  (a) Each Partner and its Affiliates agree that, during the term of this Agreement, it shall not compete with the Partnership by providing any therapies, services, supplies or goods which are being provided by the Partnership and encompassed within the definition of the "Business" of the Partnership as contained in this Agreement to any pediatric patient whose Caregiver is Childrens Hospital of Los Angeles or Childrens Hospital of Los Angeles Medical Group ("Restricted Patient"). From time to time, either Partner may, but shall have no obligation to, refer nonrestricted Patients to the Partnership. Notwithstanding the forgoing, the resale by CHC of drugs acquired in wholesale transactions with the Partnership or HHS, shall not constitute a breach of this agreement not to compete.

                  (b) For purposes of this Section 13.2, "Caregiver" shall mean the provider of healthcare at which, or from whom, the patient is, at the time of any determination made pursuant to the provisions of this Section 13.2, receiving care, as either an out-patient or in-patient, for the condition or illness which necessitates the use of goods or services offered by the Partnership.

                  (c) No Partner shall be in violation of this Section 13.2 if it has made reasonable inquiry of the patient and the patient has denied having a Caregiver which would cause the patient to be covered by these restrictions. However, if the correct information is subsequently discovered such that the patient should not have been provided therapies, services, supplies or



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                  goods by the Partner, then the Partner shall so advise the patient and shall use all reasonable efforts to encourage the patient to have such therapies, services, supplies or goods, as the case may be, provided by the Partnership, consistent with the right of the patient to select his/her own healthcare provider.

                  (d) HHS shall provide CHC a Monthly Referral Report identifying all new patients started by HHS within a 100 mile radius of Childrens Hospital Los Angeles by the 20th of the following month. The Monthly Referral Report will include physician, therapy, institution and a patient identifier. If a patient is identified by the referring physician as a Partnership patient, the Partner will make its best efforts to transition the patient to the Partnership. All future referrals from this referring physician will be directed to the Partnership

                  (e) HHS shall prepare a Monthly Discharge Report indicating all patients who have terminated service with the Partnership by the 20th of the following month. The Monthly Discharge Report shall include patient name, date of discharge, reason for discharge and new vendor.

         2. Section 3 of the Restrictive Agreement be and hereby is amended by deleting the last sentence thereof and substituting in the place thereof the following:

                  Therefore, in consideration of the benefits conveyed hereunder, and the purchase by HHS of the interest in Partnership, for the Restricted Period and in the Restricted Area, Restricted Party shall not, directly or indirectly, jointly or individually, on its own behalf or as an agent, employee, owner, partner, joint venturer, shareholder, independent contractor, investor, consultant, employer or advisor, engage in, assist other in engaging in, or establish or own any interest in, any business, trade or occupations engaging in the sale, marketing, distribution, promotion, provision and distribution of clotting factor and such other pharmaceuticals manufactured by third parties that were sold by Partnership during the time that CHC was a partner in the Partnership, whether or not such drugs are provided in the hospital, home or other medical facilities.

         3. This Amendment is effective January 1, 2000. Except as otherwise amended, the Restrictive Agreement and the Partnership Agreement shall remain in full force and effect.

                                    HEMOPHILIA HEALTH SERVICES, INC.

                                    By: /s/ Thomas W. Bell, Jr.
                                        ------------------------------------

                                    Title: Senior Vice President
                                        ------------------------------------

                                    CHILDRENS HOME CARE, INC.

                                    By: /s/ Thomas J. McNulty
                                        ------------------------------------

                                    Title: President
                                        ------------------------------------



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                                    CHILDRENS HEMOPHILIA SERVICES, a
                                    general partnership

                                    By: Childrens Home Care, Inc., a
                                        general partner

                                    By: /s/ Thomas J. McNulty
                                        ------------------------------------

                                    Title: President
                                        ------------------------------------



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